CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our reports dated June 29, 1994, included (or incorporated by reference) in Federal Express Corporation's Form 10-K for the year ended May 31, 1994, and to all references to our firm included in this registration statement.



				    /s/ARTHUR ANDERSEN LLP
				    --------------------------
				    ARTHUR ANDERSEN LLP




Memphis, Tennessee
July 24, 1995.